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                                                                      EXHIBIT 12

                                AMERIKING, INC.
               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                         Dec. 26, 2000 to               Dec. 28, 1999 to
                                                           Jun. 25, 2001                  Jun. 26, 2000
                                                     --------------------------      ------------------------
                                                       W/O PIK        With PIK         W/O PIK       With PIK
                                                      Dividends      Dividends        Dividends     Dividends
                                                     -----------    -----------      ----------    ----------
EARNINGS
Income (loss) before income taxes benefit            (18,248,000)   (18,248,000)     (3,800,000)   (3,800,000)
Interest expense                                      10,861,000     10,861,000      10,572,000    10,572,000
Amortization of deffered financing costs                 464,000        464,000         459,000       459,000
Portion of rents representative of interest            5,216,000      5,216,000       4,857,000     4,857,000
Preferred stock PIK dividends                                -          324,000             -         306,000
                                                     -----------    -----------      ----------    ----------

Total earnings                                        (1,707,000)    (1,383,000)     12,088,000    12,394,000
                                                     -----------    -----------      ----------    ----------

FIXED CHARGES
Interest expense                                      10,861,000     10,861,000      10,572,000    10,572,000
Amortization of deffered financing costs                 464,000        464,000         459,000       459,000
Portion of rents representative of interest            5,216,000      5,216,000       4,857,000     4,857,000
Preferred stock PIK dividends                                -          324,000             -         306,000

Total Fixed Charges                                   16,541,000     16,865,000      15,888,000    16,194,000
                                                     -----------    -----------      ----------    ----------

RATIO OF EARNINGS TO FIXED CHARGES                         (0.10)         (0.08)           0.76          0.77
                                                     -----------    -----------      ----------    ----------

INSUFFICIENT EARNINGS TO COVER FIXED CHARGES         (18,248,000)   (18,248,000)     (3,800,000)   (3,800,000)
                                                     -----------    -----------      ----------    ----------
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